Exhibit (a)(21)

News Release                           TRW Inc.                [TRW Logo]
                                       1900 Richmond Road
                                       Cleveland, OH 44124



    For Immediate Release                Contact
                                         Judy Wilkinson or Barrett Godsey
                                         Joele Frank, Wilkinson Brimmer Katcher
                                         212-355-4449

                                         Jay McCaffrey, TRW Media
                                         216-291-7179

                                         Ron Vargo, TRW Investors
                                         216-291-7506

TRW SENDS LETTER TO NORTHROP GRUMMAN

TRW Says Northrop's Statement Is Misleading

CLEVELAND, April 23, 2002 - TRW Inc. (NYSE: TRW) today sent the following letter to Northrop Grumman Corporation (NYSE: NOC):

         April 23, 2002

         W. Burks Terry
         Corporate Vice President and General Counsel
         Northrop Grumman Corporation
         1840 Century Park East
         Los Angeles, CA  90067-2199

                           Re:  Confidentiality Agreement

         Dear Mr. Terry:

                  Because you have released your letter of April 21, 2002 publicly, I need to point out that we believe it is seriously misleading. Your letter strongly suggests, if not states, that the 1997 Confidentiality Agreement entered into between our companies did not contain a standstill provision. As you know, that agreement, in fact, did contain a two-year standstill provision at your insistence.

                  It is quite disturbing that Northrop would widely disseminate, to our shareholders and to yours, such a materially misleading letter. I regret the need to address this matter in the press; however, your actions have left me no choice but to set the public record straight.


         Sincerely,
         /s/
         William B. Lawrence
         Executive Vice President, General Counsel and Secretary

TRW provides advanced-technology products and services for the aerospace, systems, and automotive markets.



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